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                                                                EXHIBIT 10.20




                               PURCHASE AGREEMENT
                       COMMERCIAL-INDUSTRIAL REAL ESTATE


1. PARTIES: Great Lakes Chemical Corporation, a Delaware corporation ("Seller") agrees to sell and convey to Bioanalytical Systems, Inc., an Indiana corporation ("Buyer") and Buyer agrees to buy from Seller the following property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

2. PROPERTY: The property commonly known as The Great Lakes Annex Building, 2801 Kent Avenue, is a tract of land situated in the City of West Lafayette, Tippecanoe County, Indiana, together with all the buildings and permanent improvements and fixtures attached thereto (see Exhibit A); and all privileges, and appurtenances pertaining thereto including any right, title and interest of Seller in and to adjacent streets, alleys, or rights-of-way, Seller's interest in and to all leases or rents, and security deposits, Seller's interest in and to all licenses and permits with respect to the Property, Seller's interest in all service, maintenance, management or other contracts relating to the ownership or operation of the Property, and Seller's interest in all warranties or guaranties relating to the Property being sold; all of the above hereinafter collectively called "Property", and whose legal description will be provided upon completion of the Survey.

3. PRICE: The total purchase price shall be One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00) payable in accordance with the terms and conditions stated in this Agreement.

4. EARNEST MONEY: Twenty Thousand and 00/100 Dollars ($20,000.00) is herewith tendered and is to be deposited as Earnest Money with The Shook Agency, Inc. as Escrow Agent, upon execution of the Agreement by both parties. The Escrow Agent shall hold the Earnest Money in an interest-bearing account with interest to be disbursed with the Earnest Money in accordance with this Agreement. If this Agreement is terminated by the Buyer, as provided herein and within the applicable time period, the Earnest Money shall be returned to the Buyer.

5. CONTINGENCIES: In addition to those other conditions addressed herein, closing of this transaction shall be specifically contingent upon satisfaction of the following items:

         A. Buyer's receipt of Preliminary Plat Approval from the Tippecanoe County Area Plan Commission for the purpose of joining Buyer's property with the Seller's property to form one lot. Buyer shall bear all costs and expenses relating to and arising from the process of obtaining Preliminary Plat Approval.

         B. Buyer's obtaining a Phase I environmental report, at Buyer's expense, satisfactory to Buyer at Buyer's sole discretion.



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         C.      Buyer shall have satisfied itself, in Buyer's sole discretion and without warranty or representation by Seller, with the nature and condition of the Property such that Buyer shall take the Property on the terms specified in Paragraph 8, below.

         D. Buyer's receipt of a commitment for suitable financing for the acquisition of the Property and modification of the improvements.

         E. Execution of a lease between Buyer and Seller, on mutually acceptable terms and conditions, for the lease of office space at the Property by Seller.

         F. Buyer obtaining written approval and authorization of this transaction from its Board of Directors, Bank One, Primus Ventures and Middlewest Ventures, Inc.

         G. Seller shall make available for one (1) year after the closing of this transaction, on an "as needed" basis, and at Buyer's expense, Seller's maintenance personnel for the purpose of consulting with Buyer on the management and maintenance of the Property's operating systems.

         H. The Purdue Research Park restrictive covenants grant a right of first refusal to Purdue Research Foundation for all property sold or resold in Phase I of the Park. Accordingly, Seller must obtain from the Purdue Research Foundation in advance of closing a waiver of any and all of their rights under the Park's restrictive covenants.

6. CLOSING. The closing of the sale (the "Closing Date") shall take place at the Title Company who insures this transaction or at the institution providing financing within thirty (30) days after all contingencies and conditions addressed herein are satisfied to the mutual satisfaction of the parties. If the contingencies set forth in this Agreement have not been satisfied within one hundred eight (180) days of execution of this Agreement by both parties, either party may, by written notice to the other, terminate this Agreement in which event the Escrow Agent shall disburse the Earnest Money to the Buyer and the parties shall thereafter have no further obligations hereunder.

7. POSSESSION: Possession of the Property shall be delivered to Buyer at closing subject to tenant's rights, if applicable, in its present condition, ordinary wear and tear expected. Seller agrees to maintain the property and related equipment in good condition until possession is delivered to Buyer.

8. Seller has provided Buyer access to the Property and Buyer acknowledges having had opportunity to make such independent factual, physical and legal examinations and inquiries as Buyer deems necessary or desirable. As a result, Buyer has had adequate opportunity to become fully acquainted with the nature and condition of the Property in all respects and, except as provided in Section 21 below, shall acquire the Property, if at all, AS IS, WHERE IS AND WITH ALL FAULTS.

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9.       TAXES: All taxes assessed for any prior calendar year and remaining unpaid, shall be paid by the Seller, and all taxes assessed for the current calendar year shall be prorated between Seller and Buyer on a calendar-year basis as of the day immediately prior to the Closing Date. If the tax rate for taxes assessed in the current year has not been determined at the closing of the transaction, said rate shall be assumed to be the same as the prior year for the purpose of such proration and credit for due but unpaid taxes.

10. INSURANCE: Insurance shall be canceled as of the date of closing and the Buyer shall provide its own insurance.

11. SURVEY: A staked survey that complies with Minimum Standard Detail Requirements for Indiana Land Title Surveys, and which shall reflect whether the property is located in a designated flood zone area, shall be furnished at Seller's expense.

12. TITLE AND SURVEY APPROVAL: Seller shall deliver to Buyer within fifteen (15) days after completion of the survey a Commitment for Title Insurance (the "Commitment") and, at Buyer's request, legible copies of all recorded instruments affecting the Property and recited as exceptions in the Commitment. If Buyer has an objection to items disclosed in such Commitment or the survey provided for herein, Buyer shall promptly make written objections to Seller after receipt of each such instrument. If Buyer or third party lender makes such objections or if the objections are disclosed in the Commitment, the survey or by the issuer of the Title Policy, Seller shall have thirty (30) days from the date such objections are disclosed to cure the same, and the Closing Date shall be extended, if necessary. Seller agrees to utilize its best efforts and reasonable diligence to cure such objection, if any. If the objections are not satisfied within such time period, Buyer may either terminate this Agreement or waive the unsatisfied objections and close the transaction.

13. SALES EXPENSES: Seller and Buyer agree that all sales expenses are to be paid in cash prior to or at the closing.

         A. Seller's Expenses: Seller agrees to pay all costs of releasing existing loans and recording the releases; Owner's Title Policy; survey; 1/2 of any closing fee, preparation of Deed and Vendor's Affidavit; and other expenses stipulated to be paid by Seller under other provisions of this Agreement.

         B. Buyer's Expenses: Buyer agrees to pay all expenses incident to any loan (e.g., loan commitment fees, preparation of note, mortgage, and other loan documents, recording fees, Mortgagee's Title Policy, prepayable interest, credit reports); 1/2 of any closing fee; and expenses stipulated to be paid by Buyer under other provisions of this Agreement.


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14.      DEFAULT: If Buyer breaches this Agreement and is in default,
         Seller may seek specific performance or any other remedy provided by law or equity; or Seller may treat this Agreement as being terminated and receive the Earnest Money as liquidated damages.

         If Seller breaches this Agreement and is in default, then the Earnest Money shall be returned to Buyer. In addition, if Seller is in default, the Buyer may seek specific performance or any other remedy provided by law or equity against the Seller.

15. ESCROW: The Earnest Money is deposited with Escrow Agent with the understanding that Escrow Agent is not a party to this Agreement and does not assume or have any liability for performance or non-performance of any party. Before the Escrow Agent has any obligation to disburse the Earnest Money in the event of dispute, he has the right to require from all signatories a written release of liability of the Escrow Agent, written notification of Agreement termination and written authorization to disburse the Earnest Money. At closing, Earnest Money shall be applied to the Purchase Price.

16.      DUTIES OF BUYER AND SELLER AT CLOSING:

         A. At the closing, Seller shall deliver to Buyer, at Seller's sole cost and expense, the following:

                 (1) duly executed and acknowledged Corporate Deed conveying good and indefeasible title in fee simple to all of the property, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except as permitted herein, and/or approved by Buyer in writing and execute a Vendor's Affidavit;

                 (2) A binder for an Owner's Policy of Title Insurance issued by a reputable insurance company chosen by the Seller in the full amount of the Sales Price dated as of closing, insuring Buyer's fee simple title to the property to be good and indefeasible subject only to those title exceptions permitted herein, or as may be approved by Buyer in writing, and the standard printed exceptions contained in the usual form of the Title Policy.

                 (3) Furnish evidence of its capacity and authority for the closing of this transaction.

                 (4) Execute all other necessary documents to close this transaction.

         B.      At the closing, Buyer shall perform the following:

                 (1) Pay the cash portion of the Sales Price in the form of a certified or cashier's check;


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                 (2)      Execute the note(s) and mortgage(s) provided for
                 herein and cause the funds to be made available to the closing officer for disbursement;

                 (3) Furnish evidence of its capacity and authority for the closing of this transaction;

                 (4) Furnish to Seller and/or Third Party Lender, at Buyer's expense, a mortgagee's policy issued by Title Company for the benefit of the holder(s) of the mortgage(s) provided for herein;

                 (5) Execute all other necessary documents to close this transaction.

17. CONDEMNATION: If prior to Closing Date condemnation proceedings are commenced against any portion of the property, Buyer may, at its option, terminate this Agreement by written notice to Seller within thirty (30) days after Buyer is advised of the commencement of condemnation proceedings, or Buyer shall have the right to appear and defend in such condemnation proceedings, and any award in condemnation shall, at the Buyer's election, become the property of Seller and reduce the purchase price by the same amount or shall become the property of Buyer and the purchase price not be reduced.

18. CASUALTY LOSS: Risk of loss by damage or destruction to the Property prior to the closing shall be borne by Seller. In the event any such damage or destruction is not fully repaired prior to closing, Buyer, at its option, may either terminate this Agreement or elect to close the transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer.

19. RESPONSIBLE PROPERTY TRANSFER LAW: The Seller believes it is not required to provide Purchaser with a Disclosure Statement pursuant to Indiana's Responsible Party Transfer Law (I.C. Section 13-7-22.5-1 et seq.) because (1) the Property does not contain any hazardous chemical or material; (2) the Property does not contain any underground storage tanks which are or have been utilized to hold petroleum or other regulated substances; (3) the Property is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System; (4) and/or Property is exempt from the provisions of said law. However, if after execution of this Agreement, Seller learns that the Property comes within the terms of the Responsible Property Transfer Law, then Seller agrees to provide Buyer with the required Disclosure Document and comply with all other parts of this Law.

20.      ENVIRONMENTAL ASSESSMENT:

         A. Buyer, or its representative, may, at Buyer's sole cost and expense, conduct environmental assessments of the Property as the Buyer in its sole discretion may deem appropriate. In the event such assessments are conducts, Buyer agrees to notify Seller


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         immediately of any findings of suspected environmental problems.
         Buyer shall provide Seller with duplicate originals of any reports date summaries or test results generated as a result of Buyer's investigations, but in no event shall Buyer, or its representatives, agents or contractors, provide any such materials to any governmental authority or other party or entity prior to closing, unless disclosure of such materials is required under Section 20 hereof or any other applicable State and/or Federal environmental law.

         B. Seller shall cooperate fully with Buyer or its representatives during any investigation or other activities conducted pursuant to this Section 21.

         C. Seller, at its cost, may correct any and all such deficiencies disclosed by said assessment.

         D. If Seller fails or refuses to correct such deficiencies on or before the Closing Date, Buyer may, at its sole option, terminate this Agreement.

21.      MISCELLANEOUS

         A. Any notice required or permitted to be delivered hereunder, shall be deemed received when personally delivered or sent by United States mail, postage prepaid, certified and return receipt requested, addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

         B. This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

         C. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. This Agreement may not be assigned by Buyer without written consent of the Seller.

         D. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         E. This Agreement constitutes the sole and only agreement of the Parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the transaction and cannot be changed except by their written consent.

         F.      Time is of the essence of this Agreement.


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         G.       Words of any gender used in this Agreement shall be
         held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         H. All rights, duties and obligations of the signatories hereto shall survive the passing of title to, or an interest in, the property.

         I.      Buyer shall not record or attempt to record this Agreement.

         J. Wavier. Each party hereto may waive any breach by the other party of any of the provisions contained in this Agreement or any default by such other party in the observance or performance of any covenant or condition required to be observed or performed by it contained herein; provided, however, that such waiver or waivers shall be in writing, shall not be construed as a continuing waiver, and shall not extend to or be taken in any manner whatsoever to affect any subsequent breach, act or omission or default or affect each party's rights resulting therefrom. No waiver will be implied from any delay or failure by either party to take action on account of any default by the other party. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

         K. Further Assurances. Each party hereto shall do such further acts and execute and deliver such further agreements and assurances as the other party may reasonably require to give full effect and meaning to this Agreement.

         L. Brokerage Commissions. Buyer hereby represents and warrants to Seller that Buyer has not incurred, and shall not have incurred as of the Closing Date, any liability for the payment of any brokerage fee or commission in connection with the transaction contemplated in this Agreement. Seller hereby represents and warrants to Buyer that Seller has not incurred, and shall not have incurred as of the Closing Date, any liability for the payment of any brokerage fee or commission in connection with the transaction contemplated in this Agreement, except for the commission due to the Shook Agency (for which Seller shall be solely responsible). Seller and Buyer hereby agree to defend, indemnify and hold harmless the other from and against any and all claims of any other person claiming a brokerage fee or commission through such party.

22. Expiration of Agreement. This Agreement shall expire unless accepted and executed by Buyer and delivered to Seller by 5:00 PM, EST, January 12, 1996. If this Agreement is not timely accepted by Seller, it shall be null and void and all parties hereto shall stand relieved and released of any and all liability or obligations hereunder.

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EXECUTED by Seller this _______ day of ___________________, 1997.

By:__________________________________    By:_______________________________________

   __________________________________       _______________________________________
              (Printed)                                    (Printed)

Seller's Address for Notice Purposes:

                        ACCEPTANCE OF PURCHASE AGREEMENT

EXECUTED by Buyer this _______ day of ___________________, 1997.

By:__________________________________    By:_______________________________________

   __________________________________       _______________________________________
              (Printed)                                    (Printed)


Buyer's Address for Notice Purposes:_______________________________________________
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